UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Paul Reider as Chief Commercial Officer

Paul Reider notified Coherus BioSciences, Inc. (the “Company”) on April 16, 2025 of his resignation as Chief Commercial Officer and employee of the Company effective on April 30, 2025 in order to pursue other opportunities following the completion of the Company’s divestiture of its UDENYCA franchise, the Company’s last biosimilar product. Mr. Reider’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, financial statements, internal controls, auditors, policies or practices.

In connection with his resignation, pursuant to a letter agreement (the “Letter Agreement”) that the Company expects to enter into with Mr. Reider, he is expected to receive (1) continued payment of base salary for a period of 12 months, (2) COBRA coverage reimbursement through December 31, 2026, (3) an extension of the vesting period for all unvested stock options, performance stock options and restricted stock units as if Mr. Reider continued as an employee through December 31, 2026, (4) an extension of the period in which Mr. Reider can exercise his stock options and performance stock options in connection with his resignation to be up to three months after January 1, 2027 and (5) payment of Mr. Reider’s corporate bonus for work performed in fiscal year 2024 at the same time such bonuses are paid to other employees of the Company. The benefits described above are in consideration for, and contingent upon, among other things, Mr. Reider’s agreement to a standard release of claims in favor of the Company. Mr. Reider is expected to continue to advise the Company’s executive leadership team after the effective date of his resignation on a part-time basis until April 30, 2026.

The foregoing description of the Letter Agreement is a summary and is qualified in its entirety by reference to the Letter Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 that will be filed with the Securities and Exchange Commission after the Letter Agreement is executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2025	COHERUS BIOSCIENCES, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	Chief Executive Officer